Exhibit
2.01
Exhibit 2.01 - Resource Extraction Payment Report
Reporting Entity
Woodside Energy Group Ltd
Reporting Fiscal Year
From 01/01/2025 to
31/12/2025
Reporting currency
All payments are reported in
US dollars
. Payments made in currencies other than US dollars are translated at the exchange rate existing at the time the payment is made.
Activities
This Report includes cash and
in-kind
payments made to Foreign Governments, the U.S. Federal Government or U.S. State Governments with respect to the commercial development of oil and natural gas for the purposes of the Resource Extract Payment Rules. All such activities with the extraction method of “well”, are included in this Report.
Foreign Government
Foreign Government is defined as the national government of a foreign country, as well as any department, agency, or instrumentality of the national government, or a company at least majority owned by the national government of a foreign country. As used in this Item 2.01, foreign government also includes a foreign subnational government, such as the government of a state, province, department, county, district, municipality, or territory under a foreign national government.
Project
Payments are reported at project level except for payments that are not attributable to a specific project, which are reported at the entity level. Project is defined by using the following three criteria: (i) the type of resource being commercially developed;(ii) the method of extraction; and (iii) the major subnational political jurisdiction where the commercial development of the resource is taking place. If these agreements are substantially interconnected, then they may be treated as a single project.
Substantially interconnected means forming a set of operationally and geographically integrated contracts, licences, leases or concessions or related agreements with substantially similar terms that are signed with a government, giving rise to payment liabilities.
Materiality
In accordance with the Resource Extraction Payment Rules, payments below $100,000 to a government are excluded from this Report.

Payments by government

Total payments to governments (US$ million) 1 , 2	Currencies used to make the payment	Production entitlements	Taxes	Royalties	Signature, discovery and production bonuses	Fees	Community and social contribution 3	Total (US$ million)
Australia		—	1,069.0	147.6	—	31.6	1.7	1,249.9
Australian Taxation Office	AUD	—	1,069.0	—	—	—	—	1,069.0
Department of Industry, Science and Resources 4	AUD	—	—	147.6	—	3.6	—	151.2
Government of Western Australia Construction Training Fund	AUD	—	—	—	—	4.5	1.7	6.2
Shire of Exmouth	AUD	—	—	—	—	6.1	—	6.1
National Offshore Petroleum Safety and Environmental Management Authority	AUD	—	—	—	—	5.5	—	5.5
Shire of Ashburton	AUD	—	—	—	—	5.1	—	5.1
Department of Planning, Lands and Heritage	AUD	—	—	—	—	2.7	—	2.7
Pilbara Ports Authority	AUD	—	—	—	—	2.1	—	2.1
Department of Water and Environmental Regulation	AUD	—	—	—	—	0.8	—	0.8
Department of Local Government, Industry Regulation and Safety	AUD	—	—	—	—	0.5	—	0.5
Bureau of Meteorology	AUD	—	—	—	—	0.2	—	0.2
Development WA Western Australian Land Authority	AUD	—	—	—	—	0.1	—	0.1
Department of Education	AUD	—	—	—	—	0.1	—	0.1
Department of Primary Industries	AUD	—	—	—	—	0.1	—	0.1
Commissioner of State Revenue (Western Australia)	AUD	—	—	—	—	0.1	—	0.1
Commonwealth Scientific and Industrial Research Organisation	AUD	—	—	—	—	0.1	—	0.1
Barbados		—	—	—	—	0.1	—	0.1
Ministry of Energy and Water	USD	—	—	—	—	0.1	—	0.1
Mexico		—	0.3	—	—	1.4	—	1.7
Instituto Mexicano Del Petroleo	MXN	—	—	—	—	1.4	—	1.4
Servicio de Administración Tributaria	MXN	—	0.3	—	—	—	—	0.3
Senegal		128.7	5.1	—	—	—	0.5	134.3
Ministère des Energies, du Pétrole et des Energies 5	In-Kind	128.7	—	—	—	—	—	128.7
Receveur General Du Tresor	XOF	—	4.8	—	—	—	—	4.8
National Institute for Petroleum and Gas	USD	—	—	—	—	—	0.5	0.5
Direction de l’Environnement et des Etablissements Classes	XOF	—	0.3	—	—	—	—	0.3
Singapore		—	41.2	—	—	—	—	41.2
Inland Revenue Authority of Singapore	SGD	—	41.2	—	—	—	—	41.2
Timor-Leste		—	—	—	—	0.6	—	0.6
Autoridade Nacional do Petróleo e Minerais	USD	—	—	—	—	0.6	—	0.6
Trinidad and Tobago		24.2	—	—	—	16.2	—	40.4
Ministry of Energy and Energy Industries 6	In-Kind	24.2	—	—	—	—	—	24.2
Permanent Secretary of Ministry of Energy and Energy Industries	USD	—	—	—	—	10.6	—	10.6
Ministry of Energy and Energy Industries	USD	—	—	—	—	5.5	—	5.5
Caribbean Industrial Research Institute	TTD	—	—	—	—	0.1	—	0.1
United States of America		—	70.9	251.9	8.9	2.9	—	334.6
US Department of the Interior	USD	—	—	251.9	—	—	—	251.9
Internal Revenue Service	USD	—	60.4	—	—	—	—	60.4
Office of Natural Resources Revenue	USD	—	—	—	8.9	2.9	—	11.8
Louisiana Department of Revenue	USD	—	9.6	—	—	—	—	9.6
Texas Comptroller of Public Accounts	USD	—	0.9	—	—	—	—	0.9
Total (US$ million)		152.9	1,186.5	399.5	8.9	52.8	2.2	1,802.8

1
The Dividends and Payments for infrastructure improvements categories required by the Regulations has been excluded from the table as no payments were made against this category for the year ended 31 December 2025.

2	Figures are rounded to the nearest $0.1 million.
3
Reported community and social contribution payments are those required by law or contract as required under this Form SD. Woodside makes social and community contribution payments above those required by law or contract.

4	The royalties collected are shared between the Western Australia State and Australian Federal Governments, and approximately 68% of the Federal royalties are paid to the State.
5	Production entitlement is for payments in kind for 1.9 million barrels of oil equivalent (MMboe) of crude oil and gas valued per the Production Sharing Agreement.
6	Production entitlement is for payments in kind for 1.6 MMboe of crude oil and gas valued per the Production Sharing Agreement.

Payments by project

Total payments to governments (US$ million) 1 , 2	Business segment	National & Subnational Jurisdictions	Currencies used to make the payment	Production entitlements	Taxes	Royalties	Signature, discovery and production bonuses	Fees	Community and social contribution 3	Total (US$ million)
Australia				—	1,069.0	147.6	—	31.6	1.7	1,249.9
Bass Strait	Australia	AU-VIC (Bass Strait)	AUD	—	224.0	—	—	—	—	224.0
Browse	Australia	AU-WA (Indian Ocean)	AUD	—	—	—	—	0.7	—	0.7
Corporate/Other 4	Australia	N/A	AUD	—	—	—	—	12.6	—	12.6
Greater Enfield	Australia	AU-WA (Indian Ocean)	AUD	—	97.9	—	—	0.5	—	98.4
Griffin	Australia	AU-WA (Indian Ocean)	AUD	—	(22.1)	—	—	—	—	(22.1)
Julimar-Brunello/Wheatstone	Australia	AU-WA (Indian Ocean)	AUD	—	26.6	—	—	1.3	—	27.9
Minerva	Australia	AU-VIC (Bass Strait)	AUD	—	(71.7)	—	—	—	—	(71.7)
North West Shelf 5	Australia	AU-WA (Indian Ocean)	AUD	—	67.1	147.6	—	9.3	—	224.0
Pluto 6	Australia	AU-WA (Indian Ocean)	AUD	—	358.1	—	—	0.9	—	359.0
Pluto Train 2	Australia	AU-WA	AUD	—	—	—	—	—	1.7	1.7
Pyrenees FPSO and Macedon	Australia	AU-WA (Indian Ocean)	AUD	—	101.9	—	—	3.4	—	105.3
Scarborough	Australia	AU-WA (Indian Ocean)	AUD	—	—	—	—	1.5	—	1.5
Stybarrow	Australia	AU-WA (Indian Ocean)	AUD	—	(122.5)	—	—	—	—	(122.5)
Sunrise	Australia	AU-NT (Timor Sea)	AUD	—	—	—	—	0.8	—	0.8
Payments not attributable to a project: 7
Woodside Energy Group Ltd	Australia	N/A	AUD	—	409.7	—	—	0.6	—	410.3
Barbados				—	—	—	—	0.1	—	0.1
Payments not attributable to a project: 7
Woodside Energy (Bimshire) Limited	International	N/A	USD	—	—	—	—	0.1	—	0.1
Mexico				—	0.3	—	—	1.4	—	1.7
Trion	International	MX-TAM (Gulf of Mexico)	MXN	—	0.3	—	—	1.4	—	1.7
Senegal				128.7	5.1	—	—	—	0.5	134.3
Sangomar 8	International	SN-DK (Atlantic Ocean)	In-Kind	128.7	—	—	—	—	—	128.7
Sangomar	International	SN-DK (Atlantic Ocean)	XOF	—	5.1	—	—	—	—	5.1
Sangomar	International	SN-DK (Atlantic Ocean)	USD	—	—	—	—	—	0.5	0.5
Singapore				—	41.2	—	—	—	—	41.2
Payments not attributable to a project:
Woodside Energy Trading Singapore Pte Ltd	Marketing	N/A	SGD	—	41.2	—	—	—	—	41.2
Timor-Leste				—	—	—	—	0.6	—	0.6
Sunrise	International	TL-DI (Timor Sea)	USD	—	—	—	—	0.6	—	0.6
Trinidad and Tobago				24.2	—	—	—	16.2	—	40.4
Greater Angostura 9	International	TT-MRC (North Atlantic Ocean)	In-Kind	24.2	—	—	—	—	—	24.2
Greater Angostura	International	TT-MRC (North Atlantic Ocean)	USD	—	—	—	—	16.1	—	16.1
Greater Angostura	International	TT-MRC (North Atlantic Ocean)	TTD	—	—	—	—	0.1	—	0.1
United States of America				—	70.9	251.9	8.9	2.9	—	334.6
Gulf of America	International	US-LA (Gulf of America)	USD	—	0.4	251.9	—	2.9	—	255.2
Payments not attributable to a project: 7
Woodside Energy USA Operations Inc.	International	N/A	USD	—	60.0	—	—	—	—	60.0
Woodside Energy (Deepwater) Inc.	International	N/A	USD	—	8.1	—	8.9	—	—	17.0
Woodside Energy (LA) Investments LLC	International	N/A	USD	—	1.5	—	—	—	—	1.5
Woodside Energy USA Services Inc.	International	N/A	USD	—	0.9	—	—	—	—	0.9
Total (US$ million)				152.9	1,186.5	399.5	8.9	52.8	2.2	1,802.8

1
The Dividends and Payments for infrastructure improvements categories required by the Regulations has been excluded from the table as no payments were made against this category for the year ended 31 December 2025.

2	Figures are rounded to the nearest $0.1 million.
3
Reported community and social contribution payments are those required by law or contract as required under this Form SD. Woodside makes social and community contribution payments above those required by law or contract.

4	Corporate/Other includes payments which cannot be attributed to a specific project.
5	North West Shelf includes Okha FPSO.
6	Includes 100% of the taxes paid by Burrup Facilities Company Pty Ltd and Burrup Train 1 Pty Ltd. Woodside holds a 90% interest in these entities.
7	Where Taxes paid to governments cannot be attributable to a project, the applicable entity has been referenced.
8	Production entitlement is for payments in kind for 1.9 million barrels of oil equivalent (MMboe) of crude oil and gas valued per the Production Sharing Agreement.
9	Production entitlement is for payments in kind for 5.7 MMboe of crude oil and gas valued per the Production Sharing Agreement.